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                                                                    Exhibit 10.3
                              SUNTERRA CORPORATION
                             2002 STOCK OPTION PLAN

          Section 1. Purpose.

          The Sunterra Corporation 2002 Stock Option Plan (the "Plan") is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain directors, officers, advisors, employees and independent consultants of the Company participating in the Plan. The Plan is designed to grant such directors, officers, advisors, employees and independent consultants the opportunity to share in the Company's long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company. It is intended that certain options granted under this Plan may qualify as "incentive stock options" under Section 422 of the Code.

          Section 2. Definitions.

          (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Cause" means, in the absence of an employment, consulting or other agreement otherwise defining Cause and applicable to a particular Participant, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services, (ii) a Participant's engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; or (iv) willful failure by a Participant to follow the lawful directions of a superior officer or the Board.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Board or such committee of at least two persons as the Board may appoint to administer the Plan; provided, however, for so long as the Company is subject to Section 16(b) of the Exchange Act, each member of the Committee shall, unless otherwise determined by the Board, be a "nonemployee director" within the meaning of the rules promulgated under Section 16(b) and an "outside director" within the meaning of Section 162(m) of the Code.

          (f) "Company" means Sunterra Corporation, a Maryland corporation.

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          (g) "Consultant" means any person, including any advisor, engaged by the Company or an Affiliate to render consulting, advisory or other services and who is compensated for such services. The term Consultant shall not include any Director or any Employee.

          (h) "Director" means any director of either the Board or the board of directors of an Affiliate who is not an Employee.

          (i) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

          (j) "Disqualifying Disposition" means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

          (k) "Effective Date" means the later of the date upon which (i) the Board approves the Plan and (ii) the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code, which is confirmed by the U.S. Bankruptcy Court for the District of Maryland (Baltimore Division), becomes effective in accordance with its terms.

          (l) "Eligible Persons" means any (i) Employee, (ii) Director or (iii) Consultant.

          (m) "Employee" means any person employed by the Company or an Affiliate.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Fair Market Value" means as of any date (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date for which such a sale was reported, or (ii) if the Stock is not listed on any national securities exchange but is quoted in the NASDAQ National Market or the NASDAQ Small Cap Market of the National Association of Securities Dealers, Inc. on a last sale basis, the mean between the highest and lowest sale prices reported for the date prior to such date, or if there is no such sale on that date, then for the last preceding date for which such a sale was reported. If, the Stock is not quoted in the NASDAQ National Market or the NASDAQ Small Cap Market or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board or the Committee in good faith to be the fair market value per share of Stock.

          (p) "Form S-8" means a Form S-8 Registration Statement filed under the Securities Act.

          (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

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          (r) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (s) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

          (t) "Option Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

          (u) "Participant" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

          (v) "Securities Act" means the Securities Act of 1933, as amended.

          (w) "Stock" means the common stock of the Company, par value $0.01 per share.

          (x) "Ten Percent Stockholder" means an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof.

          Section 3. Administration

          (a) General. The Plan shall be administered by the Committee.

          (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

               (i) To determine from time to time which of the Eligible Persons shall be granted Options, when and how each Option shall be granted, what type or combination of types of Options shall be granted, the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Option; and the number of shares of Stock with respect to which an Option shall be granted to each such person;

               (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration;

               (iii) To amend the Plan or an Option as provided in Section 13 hereof; and

               (iv) To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

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          (c) Committee Determinations. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

          Section 4. Stock Subject to the Plan.

          (a) Share Reserve. Subject to Section 7 hereof relating to adjustments, and Section 4(d) hereof, the total number of shares of Stock which may be granted pursuant to Options hereunder shall not exceed, in the aggregate, 2,012,821 shares of Stock.

          (b) Source. The stock to be optioned under the Plan shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company on the open market or by private purchase

          (c) Reversion of Shares. If any Option shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If shares of Stock under the Plan are reacquired by the Company pursuant to any forfeiture provision, exercise of repurchase right or withholding requirement, such shares shall again be available for issuance under the Plan.

          (d) Acquisitions. In connection with an acquisition by the Company or any Affiliate of another corporation or other business entity, any outstanding grants, awards or sales of options or other similar rights pertaining to such other corporation or other business entity may be assumed or replaced by Options under the Plan upon such terms and conditions as the Board determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and, subject to Board approval, service with the acquired corporation or business shall constitute service with the Company and its Affiliates for purposes of such grant or award. Any Shares underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying, and shall not reduce the number of Shares available under Section 4(a) above.

          (e) 162(m) Limitation. Subject to the provisions of Section 7 relating to adjustments upon changes in the shares of Stock, no Employee shall be eligible to be granted Options covering more than 750,000 shares of Stock during any calendar year. Notwithstanding the foregoing, this Section 4(e) shall not apply until such date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

          Section 5. Eligibility.

          (a) General. Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Except in the case of Incentive Stock Options, Options may be granted to Employees, Directors and Consultants.

          (b) Incentive Stock Option Limitation. Incentive Stock Options may be granted only to Employees.

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          (c) Consultant Limitation. A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or
(2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

          Section 6. Options.

          (a) General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical, and each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

               (i) Term. The term upon which an Option shall remain exercisable shall be determined by the Committee and shall be set forth in an applicable Option Agreement; provided, that subject to Section 6(b) hereof in the case of Incentive Stock Options, no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted. Notwithstanding the foregoing, in the event a Participant's employment or service with the Company or an Affiliate is terminated, unless otherwise provided in the applicable Option Agreement, the term of the Option shall expire on:

                    (A) the three-month anniversary of the date of any termination other than by reason of death, Disability or Cause;

                    (B) the one-year anniversary of the date of any termination by reason of death or Disability; or

                    (C) the date of any termination by the Company for Cause.

               (ii) Exercise Price. Subject to Section 6(b) hereof in the case of Incentive Stock Options, the exercise price per share of Stock for each Option shall be set by the Committee at the time of grant.

               (iii) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier's check, (ii) by surrender to the Company of shares of Stock that have either (a) been held by the holder of such Stock for at least six-months, or (b) were acquired from a person other than the Company, (iii) by a combination of (i) and (ii), (iv) in consideration received by the Company under a formal

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cashless exercise program maintained with an outside broker adopted by the
Committee in connection with the Plan, or (v) by any other means approved by the Committee.

               (iv) Vesting. An Option shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. However, the immediately prior sentence is not intended to provide for any automatic acceleration of vesting of any Option, which shall be left to the sole discretion of the Committee. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Participant's termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

               (v) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. Notwithstanding the foregoing, a Nonqualified Stock Option shall be transferable to the extent provided in the Option Agreement.

               (vi) Early Exercise. The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant's employment or service terminates to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased shall be subject to a repurchase right in favor of the Company and to any other restriction the Committee determines to be appropriate.

          (b) Special Provisions Applicable to Incentive Stock Options.

               (i) Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

               (ii) Ten Percent Stockholders. No Incentive Stock Option may be granted to a Ten Percent Stockholder, unless such option (A) has an exercise price of at least 110 percent of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.

               (iii) $100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the

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Company and its Affiliates) exceeds $100,000, such excess Incentive Stock
Options shall be treated as Nonqualified Stock Options.

               (iv) Early Expiration of Options. Unless otherwise provided by the Committee, an Incentive Stock Option shall expire and no longer be exercisable on the earliest of the following dates: (1) the expiration of the term described in Section 6(a)(i) hereof, (2) the date three months after the Participant ceases to be employed by the Company or its Affiliates for reasons other than due to the Participant's death or Disability, and (3) the date one year after the Participant ceases to be employed by the Company or its Affiliates because of the Participant's death or Disability.

               (v) Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

          Section 7. Adjustment for Recapitalization, Merger, Etc.

          (a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Options granted hereunder, the number of shares of Stock or other securities covered by each outstanding Option, the maximum number of shares of Stock with respect to which any one person may be granted Options in any calendar year, and the price per share thereof in each such Option shall be equitably adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock, or for other capital adjustments or payments of stock dividends or extraordinary dividends payable in a form other than shares of Stock in an amount that has a material effect on the Fair Market Value of the Stock or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

          (b) Corporate Events. If the Company shall be sold, reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), all Options and shares acquired upon the exercise of Options shall be subject to the provisions of the documentation effecting the Corporate Event: Such documentation, may (but shall not be required to) provide, that (i) each Participant shall, at the time of such Corporate Event, be entitled to receive upon the exercise of his Option the same number and kind of shares of common stock or the same amount of property, cash or other securities as he would have been entitled to receive upon the occurrence of such Corporate Event as if he had been, immediately prior to such event, the holder of the number of shares of Stock covered by his Option, and (ii) if the Company is not the ultimate surviving parent corporation in such Corporate Event, the Company shall require the successor corporation or parent thereof to assume such outstanding Options. Alternatively, such documentation may (but shall not be required to) provide that the Committee, in its discretion and in lieu of requiring any successor entity to assume outstanding Options, may determine whether all outstanding vested and unvested Options shall terminate in connection with such Corporate Event, and that the holders thereof will receive equitable consideration in respect thereof determined on the basis of the securities, cash or other property that would have been

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received in respect of the Stock subject to such Options, less the applicable purchase price, if any.

          (c) Fractional Shares. Any adjustment made pursuant to this Section 7 may provide for the elimination of any fractional share which might otherwise become subject to an Option.

          Section 8. Use of Proceeds

          The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

          Section 9. Rights and Privileges as a Stockholder

          Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Options hereunder until such shares have been issued to that person.

          Section 10. Employment or Service Rights

          No individual shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

          Section 11. Compliance With Laws

          The obligation of the Company to issue Stock upon exercise of Options, or otherwise to make payment of Options in Stock or otherwise, shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock issued upon exercise of Options. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          Section 12. Withholding Obligations

          The issuance of any shares upon the exercise of an option shall be subject to the satisfaction by the participant of all applicable withholding obligations. In the Committee's

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discretion, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Option, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Stock.

          Section 13. Amendment of the Plan or Options

          (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any securities exchange listing requirements, except as provided in Section 7 relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the stockholders of the Company.

          (b) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

          (c) Amendment of Stock Options. The Committee, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

          Section 14. Termination or Suspension of the Plan

          The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

          Section 15. Effective Date of the Plan

          The Plan shall be effective as of the Effective Date.

          Section 16. Miscellaneous

          (a) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated,

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against any cost or expense (including reasonable counsel fees) or liability
(including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's willful misconduct, gross negligence or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (b) Payments Following Accidents or Illness. If the Committee shall find that any person who has an outstanding Option granted under the Plan (or shares of Stock acquired upon the exercise of such an Option) is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (c) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland without reference to the principles of conflicts of laws thereof.

          (d) Foreign Laws. The Committee may grant Options to individual Participants who are subject to the tax laws of nations other than the United States, which may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Options by the appropriate foreign governmental entity; provided, however, that no such action may be taken if they would violate the Exchange Act, the Code or any other applicable law.

          (e) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

          (f) Construction. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control. When used herein, the masculine gender includes the feminine gender and the singular may include the plural, unless the context clearly indicates to the contrary.

                                      * * *

As adopted by the Board of Directors of

Sunterra Corporation as of July 29, 2002

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